Exhibit 21

SUBSIDIARIES OF ASTEC INDUSTRIES, INC.
AS OF FEBRUARY 25, 2026

Subsidiary Name	Percentage Owned	State or Other Jurisdiction of Incorporation
Allinov Inc.	100	Quebec, Canada
Astec Asia Pacific Ltd.	99.997	Thailand
Astec Australia Pty Ltd	100	Australia
Astec Digital Belgium BV	100	Belgium
Astec Digital Canada Inc.	100	Quebec, Canada
Astec Digital France	100	France
Astec Digital Holdings, LLC	100	Delaware
Astec Digital IP Holding, Inc.	100	British Columbia, Canada
Astec Digital Minds Group Inc.	100	British Columbia, Canada
Astec Digital U.S. Inc.	100	Tennessee
Astec Digital UK	100	England and Wales
Astec do Brasil Fabricacao de Equipamentos Ltda.	92.9	Brazil
Astec Equipment India LLP	100	India
Astec Industries Africa Middle East (Pty) Ltd.	100	South Africa
Astec Industries Europe, Ltd.	100	Northern Ireland
Astec Industries Holdings, LLC	100	Delaware
Astec Industries LatAm SpA	100	Chile
Astec Industries SA Holdings (Pty) Ltd.	100	South Africa
Astec Industries South Africa (Pty) Ltd.	100	South Africa
Astec Industries, Inc.	100	Tennessee
Astec Insurance Company	100	Vermont
Astec Mobile Screens, Inc.	100	Nevada
Astec, Inc.	100	Tennessee
Audobon Manufacturing Corporation	100	Iowa
B.M.H. Systems Corporation	100	Delaware
B.M.H. Systems Inc.	100	Quebec, Canada
Breaker Technology Ltd.	100	Ontario, Canada
Breaker Technology, Inc.	100	Tennessee
Carlson Paving Products, Inc.	100	Washington
CEI Enterprises, Inc.	100	Tennessee
CMI/CSI LLC	100	Illinois
Concrete Equipment Company, Inc.	100	Nebraska
CWMF, LLC	100	Minnesota
Elgin Power and Separation Solutions LLC	100	Delaware
Elgin Separation Solutions Canada Inc.	100	Canada
Elgin Separation Solutions Industrials, LLC	100	Delaware
Elgin Separation Solutions, LLC	100	Delaware
GEFCO, Inc.	100	Tennessee
Heatec, Inc.	100	Tennessee
Jeffrey Rader AB	100	Sweden
Jeffrey Rader Canada Company	100	Canada
Johnson Crushers International, Inc.	100	Tennessee
Kem-Tron Technologies Private Limited	100	India
Kolberg-Pioneer, Inc.	100	Tennessee
Mill Row Limited	100	Northern Ireland
Mineral and Industrial Products, LLC	100	Delaware
Norris Screen and Manufacturing, LLC	100	West Virginia
Peterson Pacific Corp.	100	Oregon
PIW TSG, LLC	100	Delaware
Power Flame Incorporated	100	Tennessee

Exhibit 21

RexCon, Inc.	100	Tennessee
Roadtec, Inc.	100	Tennessee
Tabor Machine Company, LLC	100	West Virginia
Tango Drilling Services, Inc.	100	Texas
Telsmith, Inc.	100	Delaware
TerraSource Global Corporation	100	Delaware
TerraSource Global Machinery Equipment Co. Ltd.	100	China
TerraSource Holdings, LLC	100	Delaware